Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street
Washington D.C. 20549

We  were   previously  the   independent   accountants   for  Templeton   Global
Opportunities Trust. We have read their notification of change in independent accountants made in Item 77K of Form N-SAR. We agree with the statements in the filing.

                                           /s/MCGLADREY & PULLEN, LLP

New York, New York
February 29, 2000